Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Uranium Royalty Corp. of our report dated August 17, 2020, relating to the consolidated financial statements of Uranium Royalty Corp. as at and for the year ended April 30, 2020, which appears in the Exhibit incorporated by reference in Uranium Royalty Corp.’s Form 40-F filed with the Securities and Exchange Commission on April 22, 2021.

We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form included in the Exhibit incorporated by reference in Uranium Royalty Corp.’s Form 40-F filed with the Securities and Exchange Commission on April 22, 2021 which is incorporated by reference in this registration statement on Form F-10. We also consent to the reference to us as experts under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
June 4, 2021